Exhibit 99.1

Turning Point Brands Announces Third Quarter 2023 Results and Closing of New ABL Facility

-Revised Annual Adjusted EBITDA Guidance to $92 to $95 million from $90 to $95 million
-Repurchased Another $15 million of Outstanding Convertible Bonds

LOUISVILLE, KY – November 8, 2023 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the third quarter ended September 30, 2023.

Q3 2023 vs. Q3 2022

•	Total consolidated net sales decreased 5.6% to $101.7 million
o	Zig-Zag Products net sales decreased by 10.2% but stable sequentially
o	Stoker’s Products net sales increased by 10.1%
o	Creative Distribution Solutions net sales decreased by 18.7%
•	Gross profit decreased 2.1% to $51.6 million
•	Net income decreased 6.1% to $10.8 million
•	Adjusted net income increased 1.6% to $14.5 million (see Schedule B for a reconciliation to net income)
•	Adjusted EBITDA decreased 0.4% to $24.4 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.58 and Adjusted Diluted EPS of $0.76 compared to $0.60 and $0.72 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented: “Our third quarter results were consistent with our expectations. The Zig-Zag segment was stable sequentially from the second quarter and notwithstanding some transitory headwinds posted its third-highest revenue quarter. Stoker’s had another solid quarter of performance led by double-digit growth year-over-year in Stoker’s MST. We further de-levered the balance sheet with an opportunistic purchase of $15 million in aggregate principal amount of our convertible notes during the third quarter. With a new $75 million ABL revolving credit facility, our strong cash balance, and our free cash flow generation, we now have more than ample liquidity to address the remaining balance of convertible notes maturing next year.”

Zig-Zag Products Segment (46% of total net sales in the quarter)

For the third quarter, Zig-Zag Products net sales were consistent with the previous quarter but decreased 10.2% to $46.8 million as the previous year’s third quarter benefitted from the initial load-in of CLIPPER lighters and approximately $5 million of sales from promotional activities and timing of Canadian deliveries. Additionally, a discontinuation of an unprofitable product line impacted Canadian sales by $1.8 million.

For the quarter, the Zig-Zag Products segment gross profit decreased 4.6% to $26.7 million. Gross margin increased 330 basis points to 57.2% driven primarily by product mix.

“Our alternative channel business had another quarter of strong double-digit growth as we continue to expand penetration in the growing market,” said Purdy. “We remain encouraged by our prospects with secular cannabis consumption growth trends driving demand for our products.”

Stoker’s Products Segment (36% of total net sales in the quarter)

For the third quarter, Stoker’s Products net sales increased 10.1% to $36.9 million on double-digit growth of MST and low-single-digit growth of loose-leaf chewing tobacco. For the third quarter, total Stoker’s Products segment volume increased 2.2%, while price / mix increased 7.9%.

For the quarter, the Stoker’s Products segment gross profit increased 12.5% to $20.6 million. Gross margin expanded 120 basis points to 55.7% due to MST pricing gains.

“Stoker’s strong market share gains in both the MST and loose-leaf chewing tobacco categories continued as its value proposition continues to resonate with consumers,” continued Purdy.

Recent Events

ABL Facility

On November 7, 2023, a subsidiary of the Company closed on a new asset-based revolving credit facility with committed borrowing capacity of $75 million. The new facility replaces a $25 million senior secured revolving credit facility which was scheduled to mature in August 2025. The new facility is scheduled to mature in November 2027. The Company currently has no borrowings outstanding under the new facility.

Performance Measures in the Third Quarter

Third quarter consolidated selling, general and administrative (“SG&A”) expenses were $31.4 million compared to $32.9 million in the third quarter of 2022.

The third quarter SG&A included the following notable items:

•	$1.8 million of stock options, restricted stock and incentive expense compared to $1.4 million in the year-ago period
•	$0.3 million of FDA PMTA-related expenses for modern oral products compared to $1.2 million in the year-ago period
•	$0.2 million of restructuring costs related to CDS as compared to $0.0 million in the year-ago period
•	$0.1 million of transaction expenses compared to $0.0 million in the year-ago period
•	$0.1 million of ERP / CRM duplicative system costs compared to $0.4 million of ERP / CRM scoping expenses in the previous year

Total gross debt as of September 30, 2023 was $368.5 million. Net debt (total gross debt less unrestricted cash) at September 30, 2023 was $272.5 million. The Company ended the quarter with total liquidity of $119.7 million, comprised of $96.1 million in cash and $23.6 million of revolving credit facility capacity.

During the quarter, the Company repurchased $15.0 million in aggregate principal amount of its 2.50% Convertible Senior Notes due July 2024.

The Company recorded an impairment charge of $2.2 million during the quarter related to historical minority investments in development stage ventures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

2023 Outlook

At this time, the Company expects full-year 2023 adjusted EBITDA to be $92 to $95 million (compared to previous outlook of $90 to $95 million).

Creative Distribution Solutions (“CDS”) (18% of total net sales in the quarter)

The CDS business was restructured during the quarter to eliminate certain unprofitable businesses and focus on a narrower set of products to better position it as a standalone business.

For the third quarter, CDS net sales were $18.1 million, gross profit was $4.3 million, and gross margin was 23.8%.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Wednesday, November 8, 2023. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 888-330-2502 (international participants should call 240-789-2713), and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com

Financial Statements Follow:

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2023	2022

Net sales	$101,722	$107,802
Cost of sales	50,100	55,090
Gross profit	51,622	52,712
Selling, general, and administrative expenses	31,385	32,891
Operating income	20,237	19,821
Interest expense, net	3,984	4,802
Investment loss (gain)	2,101	(75)
Gain on extinguishment of debt	(481)	-
Income before income taxes	14,633	15,094
Income tax expense	3,767	3,797
Consolidated net income	10,866	11,297
Net gain (loss) attributable to non-controlling interest	35	(239)
Net income attributable to Turning Point Brands, Inc.	$10,831	$11,536

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.62	$0.65
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.58	$0.60
Weighted average common shares outstanding:
Basic	17,595,980	17,749,294
Diluted	20,098,450	21,102,006

Supplemental disclosures of statements of income information:
Excise tax expense	$5,288	$5,747
FDA fees	$142	$170

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

ASSETS	(unaudited) September 30, 2023	December 31, 2022
Current assets:
Cash	$96,071	$106,403
Accounts receivable, net of allowances of $59 in 2023 and $114 in 2022	10,493	8,377
Inventories	116,926	119,915
Other current assets	23,322	22,959
Total current assets	246,812	257,654
Property, plant, and equipment, net	24,613	22,788
Deferred income taxes	8,190	8,443
Right of use assets	12,060	12,465
Deferred financing costs, net	203	282
Goodwill	136,280	136,253
Other intangible assets, net	81,725	83,592
Master Settlement Agreement (MSA) escrow deposits	27,534	27,980
Other assets	16,526	22,649
Total assets	$553,943	$572,106

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,237	$8,355
Accrued liabilities	27,227	33,001
Current portion of long-term debt	48,248	-
Other current liabilities	6	20
Total current liabilities	86,718	41,376
Notes payable and long-term debt	316,573	406,757
Lease liabilities	10,433	10,593
Total liabilities	413,724	458,726

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,912,882 issued shares and 17,596,422 outstanding shares at September 30, 2023, and 19,801,623 issued shares and 17,485,163 outstanding shares at December 31, 2022	199	198
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	117,143	113,242
Cost of repurchased common stock (2,316,460 shares at September 30, 2023 and December 31, 2022)	(78,093)	(78,093)
Accumulated other comprehensive loss	(3,855)	(2,393)
Accumulated earnings	103,517	78,691
Non-controlling interest	1,308	1,735
Total stockholders' equity	140,219	113,380
Total liabilities and stockholders' equity	$553,943	$572,106

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Consolidated net income	$27,916	$27,274
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	(1,858)	-
Loss (gain) on sale of property, plant, and equipment	34	(8)
Depreciation and other amortization expense	2,388	2,611
Amortization of other intangible assets	2,315	1,373
Amortization of deferred financing costs	1,795	1,936
Deferred income tax expense (benefit)	694	(431)
Stock compensation expense	4,660	4,103
Noncash lease income	(48)	-
Loss on investments	11,162	6,244
Changes in operating assets and liabilities:
Accounts receivable	(2,112)	(5,030)
Inventories	3,036	(26,467)
Other current assets	(1,384)	1,891
Other assets	(5,110)	1,211
Accounts payable	2,865	2,074
Accrued liabilities and other	(6,348)	(392)
Net cash provided by operating activities	$40,005	$16,389

Cash flows from investing activities:
Capital expenditures	$(4,206)	$(6,662)
Payments for investments	(200)	(1,000)
Restricted cash, MSA escrow deposits	-	(10,169)
Proceeds on the sale of property, plant and equipment	3	63
Net cash used in investing activities	$(4,403)	$(17,768)

Cash flows from financing activities:
Repurchased Convertible Senior Notes	$(41,794)	$-
Proceeds from call options	114	-
Payment of dividends	(3,354)	(3,259)
Exercise of options	419	504
Redemption of options	(346)	(155)
Redemption of performance restricted stock units	(995)	(1,228)
Common stock repurchased	-	(27,032)
Net cash used in financing activities	$(45,956)	$(31,170)

Net decrease in cash	$(10,354)	$(32,549)
Effect of foreign currency translation on cash	$22	$(324)

Cash, beginning of period:
Unrestricted	$106,403	$128,320
Restricted	4,929	15,155
Total cash at beginning of period	$111,332	$143,475

Cash, end of period:
Unrestricted	$96,071	$105,672
Restricted	4,929	4,930
Total cash at end of period	$101,000	$110,602

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Gross Profit: as gross profit excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income  excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Net income attributable to Turning Point Brands, Inc.	$10,831	$11,536
Add:
Interest expense, net	3,984	4,802
Gain on extinguishment of debt	(481)	-
Income tax expense	3,767	3,797
Depreciation expense	782	861
Amortization expense	844	454
EBITDA	$19,727	$21,450
Components of Adjusted EBITDA
Corporate restructuring (a)	190	17
ERP/CRM (b)	138	435
Stock options, restricted stock, and incentives expense (c)	1,824	1,442
Transactional expenses (d)	76	-
FDA PMTA (e)	275	1,169
Non-cash asset impairment (f)	2,173	-
Adjusted EBITDA	$24,403	$24,513

(a)	Represents costs associated with corporate restructuring, including severance.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units ("PRSUs").
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)	Represents impairment of investment assets.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP EPS	$10,831	$0.58	$11,536	$0.60
Gain on extinguishment of debt (a)	(357)	(0.02)	-	-
Corporate restructuring (b)	141	0.01	13	0.00
ERP/CRM (c)	102	0.01	326	0.02
Stock options, restricted stock, and incentives expense (d)	1,354	0.07	1,079	0.05
Transactional expenses (e)	56	0.00	-	-
FDA PMTA (f)	204	0.01	875	0.04
Non-cash asset impairment (g)	1,614	0.08	-	-
Tax benefit (h)	575	0.03	469	0.01
Adjusted	$14,521	$0.76	$14,297	$0.72

Totals may not foot due to rounding

(a)	Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(b)	Represents costs associated with corporate restructuring, including severance, tax effected at the quarterly tax rate.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the quarterly tax rate.
(d)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(e)	Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(f)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(g)	Represents impairment of investment assets tax effected at the quarterly tax rate.
(h)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2023 and 2022.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income (loss) to Adjusted Operating Income (loss)
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products		Creative Distribution Solutions
	3rd Quarter 2023	3rd Quarter 2022	3rd Quarter 2023	3rd Quarter 2022	3rd Quarter 2023	3rd Quarter 2022	3rd Quarter 2023	3rd Quarter 2022

Net sales	$101,722	$107,802	$46,754	$52,061	$36,916	$33,525	$18,052	$22,216

Gross profit	$51,622	$52,712	$26,745	$28,035	$20,572	$18,279	$4,305	$6,398

Operating income (loss)	$20,237	$19,821	$16,672	$18,740	$15,703	$13,653	$(460)	$142
Adjustments:
Corporate restructuring	190	17	-	-	-	-	190	-
ERP/CRM	138	435	-	-	-	-	-	-
Transactional expenses	76	-	-	-	-	-	-	-
FDA PMTA	275	1,169	-	-	-	-	-	-
Adjusted operating income (loss)	$20,916	$21,442	$16,672	$18,740	$15,703	$13,653	$(270)	$142

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238